SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 18, 2017

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IDEAL POWER INC.
(Exact name of registrant as specified in Charter)

Delaware	001-36216	14-1999058
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

4120 Freidrich Lane, Suite 100
Austin, Texas, 78744
(Address of Principal Executive Offices)

512-264-1542
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 18, 2017, the Board of Directors (the "Board") of Ideal Power Inc., a Delaware corporation (the "Company"), determined that it was in the best interest of the Company to remove Bill Alexander as Chief Technical Officer and appoint him as Chief Technologist. Mr. Alexander is no longer deemed an "executive officer" within the meaning of Rule 3b-7 under the Exchange Act or an "officer" of the Company within the meaning of Rule 16a-1(f) under the Exchange Act. On August 21, 2017, pursuant to the Board's decision, Mr. Alexander and the Company executed an amendment to Mr. Alexander's employment agreement to reflect the change in position. As Chief Technologist, Mr. Alexander will focus on research and development, including development of the Company's B-TRAN™ technology and innovations to its PPSA™ technology.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 23, 2017	IDEAL POWER INC.

	By:	/s/ Timothy Burns
Timothy Burns
Chief Financial Officer